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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement ☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Under Rule 14a-12
ARTISOFT, INC. (Name of Registrant as Specified in Its Charter)
Not Applicable. (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Preliminary Copy
Filed on January 22, 2004

ARTISOFT, INC.

5 CAMBRIDGE CENTER
CAMBRIDGE, MASSACHUSETTS 02142

Notice of Special Meeting of Stockholders
to be held on                        , 2004

        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Artisoft, Inc., a Delaware corporation, will be held on                        , 2004, at 10:00 a.m., Eastern time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, for the purpose of considering and voting upon the following matter:

  •
  to approve our 2004 Stock Incentive Plan and the authorization of an initial 2,000,000 shares of our common stock for issuance under that plan, plus an additional number of shares of our common stock, not greater than 150,000 shares per year, for issuance under that plan each year of the ten-year plan term.

        Our board of directors has no knowledge of any other business to be transacted at the special meeting.

        Our board of directors has fixed the close of business on January 16, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or adjournments of the meeting. Our stock transfer books remain open.

        All stockholders are cordially invited to attend the special meeting.

By Order of the Board of Directors
Duncan G. Perry Secretary

Cambridge, Massachusetts
                                , 2004

        Your vote is very important. Whether or not you plan to attend the special meeting, in order to ensure representation of your shares, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope or follow the instructions provided for voting by phone or via the Internet, if applicable. No postage need be affixed if the proxy card is mailed in the United States.

Preliminary Copy
Filed on January 22, 2004

ARTISOFT, INC.

5 Cambridge Center
Cambridge, Massachusetts 02142

PROXY STATEMENT

For the Special Meeting of Stockholders to be Held on                        , 2004

TABLE OF CONTENTS

INFORMATION ABOUT SOLICITATION AND VOTING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
APPROVAL OF 2004 STOCK INCENTIVE PLAN	10
INFORMATION ABOUT EXECUTIVE COMPENSATION AND OTHER MATTERS	16

INFORMATION ABOUT SOLICITATION AND VOTING

Solicitation

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Artisoft, Inc. for use at a special meeting of stockholders to be held on                        , 2004, at 10:00 a.m., Eastern time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment or adjournments of the meeting. The notice of meeting, this proxy statement and the enclosed proxy are first being sent or given to stockholders on or about                        , 2004.

Matter to be Considered at the Special Meeting

        At the special meeting and any adjournment or adjournments of the meeting, our stockholders will be asked to consider and vote upon the following matter:

  •
  to approve our 2004 Stock Incentive Plan and the authorization of an initial 2,000,000 shares of our common stock for issuance under that plan, plus an additional number of shares of our common stock, not greater than 150,000 shares per year, for issuance under that plan each year of the ten-year plan term.

Record Date

        Our board of directors has fixed the close of business on January 16, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting.

Voting

        On January 16, 2004, the record date for determination of stockholders entitled to vote at the special meeting, there were outstanding and entitled to vote an aggregate of 3,823,352 shares of our common stock, 2,800,000 shares of our series B preferred stock and 2,560,335 shares of our series C preferred stock. Each stockholder of record is entitled to one vote for each share of common stock, approximately 1.22 votes for each share of series B preferred stock and .8152 of a vote for each share of series C preferred stock registered in his or her name. The holders of common stock, series B preferred stock and series C preferred stock will vote together as a single class for purposes of the matter submitted to the stockholders at the special meeting.

        Under a voting agreement entered into with Artisoft, the holders of our series B preferred stock agreed that they would vote only a total of 1,906,800 shares of series B preferred stock on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock as a single class. Therefore, under that agreement, only 1,906,800 shares out of the 2,800,000 outstanding shares of our series B preferred stock will be voted at the special meeting. Those 1,906,800 shares represent in the aggregate, approximately 2,326,296 votes which may be cast at the special meeting.

        The holders of a majority of our capital stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Capital stock present in person or represented by proxy, including capital stock that abstains and "broker non-votes" that do not vote with respect to the matter presented for stockholder approval will be counted for purposes of determining whether a quorum exists at the special meeting. When we refer to broker non-votes, we mean capital stock held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote the capital stock as to a particular matter. Regardless of whether or not it may be voted under the voting agreement entered into among Artisoft and the holders of the series B preferred stock, all series B preferred stock present in person or represented by proxy at the special meeting will be counted for purposes of determining whether a quorum exists at the special meeting. The affirmative vote of the holders of our capital stock representing a majority of the votes represented by capital stock present in person or by proxy and entitled to vote at the special meeting is required for the approval of the matter specified in the notice of meeting.

        Shares abstaining from voting with respect to a particular matter will not be counted as votes in favor of that matter, but will be counted as votes cast on that matter. Accordingly, abstentions will have the effect of votes against the matter specified in the notice of meeting. Broker non-votes with respect to a particular matter will not be counted as votes in favor of that matter and will also not be counted as votes cast or shares voting on that matter. Accordingly, broker non-votes will have no effect on the matter specified in the notice of meeting.

        All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matter set forth in the notice of meeting accompanying this proxy statement. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to our corporate secretary, by delivering a subsequently dated proxy or by voting in person at the special meeting. Attendance at the special meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the special meeting that the stockholder intends to revoke the proxy and vote in person.

Householding of Proxy Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142, phone: (617) 354-0600, Attention: Duncan G. Perry. If you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Stockholder Proposals for the 2004 Annual Meeting

        No other matters may be brought before the special meeting, other than matters incident to the conduct of the meeting. Under Artisoft's bylaws, business transacted at the special meeting is limited to the purposes set forth in the notice of meeting accompanying this proxy statement.

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in our proxy materials for our 2004 annual meeting of stockholders must be received by our corporate secretary at our principal offices no later than June 22, 2004.

Other Matters

        Our board of directors knows of no other business which will be presented for consideration at the special meeting other than the matter described above. However, if any other business should come before the special meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

Costs of Solicitation

        We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will reimburse these persons for their reasonable expenses in connection with any of these solicitations. In addition, we will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies, and we will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

        The following table sets forth information as of December 31, 2003, except as otherwise noted, with respect to the beneficial ownership of our common stock, series B preferred stock and series C preferred stock by:

  •
  each person known by Artisoft to own beneficially more than five percent of the outstanding common stock, series B preferred stock or series C preferred stock;

  •
  each director of Artisoft;

  •
  Artisoft's Chief Executive Officer and each person who served as an executive officer of Artisoft during the fiscal year ended June 30, 2003 and whose total annual salary and bonus exceeded $100,000 during the fiscal year ended June 30, 2003; and

  •
  all executive officers and directors of Artisoft as a group.

        The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after December 31, 2003, except as otherwise noted, through the exercise or conversion of any stock option, warrant, preferred stock or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

        The address of each of our employees, officers and directors is c/o Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Ownership of Common Stock(1)	Shares of Series B Preferred Stock Beneficially Owned		Ownership of Series B Preferred Stock	Shares of Series C Preferred Stock Beneficially Owned		Ownership of Series C Preferred Stock
5% Stockholders
Austin W. Marxe and David M. Greenhouse c/o Special Situations Funds 153 East 53rd Street New York, NY 10022	4,463,852	(2)	66.2%	2,100,000	(3)	75.0%	—		—
Jon D. Gruber c/o Gruber & McBaine Capital Management, LLC 50 Osgood Place San Francisco, CA 94133	1,740,396	(4)	31.9%	700,000	(5)	25.0%	333,335	(6)	13.0%
Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391-1769	424,770	(7)	9.9%	—		—	447,000	(8)	17.5%
Constable Advisors, LLC 18300 Minnetonka Blvd. Deephaven, MN 55391	424,770	(9)	9.9%	—		—	300,000	(10)	11.7%
Steven C. Zahnow 4131 N. 24th St., Suite C-207 Phoenix, AZ 85016	411,212	(11)	9.9%	—		—	1,400,000	(12)	54.7%
S Squared Technology Corp(13) 515 Madison Avenue New York, NY 10022	236,050		6.2%	—		—	—
Other Directors and Executive Officers
Michael P. Downey(14)	74,168		1.9%	—		—	—		—
Steven G. Manson(15)	80,882		2.1%	—		—	—		—
Christopher Brookins(16)	41,233		1.1%	—		—	—		—
Francis E. Girard(17)	15,001		*	—		—	—		—
Kathryn B. Lewis(18)	11,033		*	—		—	—		—
Robert H. Goon(19)	6,668		*	—		—	—		—
Robert J. Majteles(20)	1,111		*	—		—	—		—
Michael J. O'Donnell(21)	928		*	—		—	—		—
Paul Gregory Burningham(22)	17		*	—		—	—		—
All directors and executive officers as a group (11 persons, including two former executive officers)	641,142	(23)	15.1%	—		—	1,400,000		54.7%

*
Less than 1%

(1)
The percentages reported in this column are determined in accordance with rules promulgated by the Securities and Exchange Commission. This information does not denote the percentage ownership of outstanding common equivalent shares.

(2)
Consists of (i) 843,745 shares of common stock, 1,393,333 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 234,842 shares of common stock owned by Special Situations Fund III, L.P.; (ii) 261,515 shares of common stock, 464,445 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 78,285 shares of common stock owned by Special Situations Cayman Fund, L.P.; (iii) 239,131 shares of common stock, 464,445 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 78,285 shares of common stock owned by Special Situations Private Equity Fund, L.P.; (iv) 24,958 shares of common stock, 40,003 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 12,031 shares of common stock owned by Special Situations Technology Fund, L.P. and (v) 95,226 shares of common stock, 204,441 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 29,167 shares of common stock owned by Special Situations Technology Fund II, L.P. MGP Advisors Limited is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. is the general partner of MGP Advisors Limited and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. SST Advisers, L.L.C. is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. and the Special Situations Technology Fund II, L.P. MG Advisers, L.L.C. is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the

  principal owners of MGP Advisors Limited, SST Advisers, L.L.C., AWM Investment Company, Inc. and MG Advisers, L.L.C. and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund. The information contained in this table is derived from information provided by each of Special Situations Fund II, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology II, L.P.

(3)
Consists of 1,140,000 shares owned by Special Situations Fund III, L.P., 380,000 shares owned by Special Situations Cayman Fund, L.P., 380,000 shares owned by Special Situations Private Equity Fund, L.P., 32,730 shares owned by Special Situations Technology Fund, L.P. and 167,270 shares owned by Special Situations Technology Fund II, L.P. See note (2) above. Under a voting agreement entered into with Artisoft, each of the foregoing entities has agreed, in general, to vote on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock, as a single class, no more than the following shares of series B preferred stock: Special Situations Fund III, L.P.—776,340 shares; Special Situations Cayman Fund, L.P.—258,780 shares; Special Situations Private Equity Fund, L.P.—258,780 shares; and Special Situations Technology Fund, L.P.—22,289 shares; and Special Situations Technology Fund II, L.P.—113,991.

(4)
Consists of: (i) 166 shares of common stock, 547,553 shares of common stock issuable upon conversion of shares of series B preferred stock, 213,334 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 288,000 shares of common stock owned by Lagunitas Partners, LP; (ii) 171,109 shares of common stock issuable upon conversion of shares of series B preferred stock, 66,667 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 90,000 shares of common stock owned by Gruber & McBaine International; (iii) 333 shares of common stock, 97,777 shares of common stock issuable upon conversion of shares of series B preferred stock, 38,334 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 51,667 shares of common stock owned by Jon D. Gruber; (iv) 19,554 shares of common stock issuable upon conversion of shares of series B preferred stock, 7,500 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 10,166 shares of common stock owned by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976; (v) 19,554 shares of common stock issuable upon conversion of shares of series B preferred stock, 7,500 shares of common stock issuable upon conversion of shares of series C preferred stock and warrants to purchase 10,166 shares of common stock owned by F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975; and (vi) an aggregate of 101,016 shares of common stock, over which Jon D. Gruber has voting and dispositive control. Gruber & McBaine Capital Management, LLC is the general partner of Lagunitas Partners, L.P. Gruber & McBaine Capital Management, LLC is the investment adviser to Gruber & McBaine International. Jon D. Gruber and J. Patterson McBaine are managers of Gruber & McBaine Capital Management, LLC, and they and Eric B. Swergold are portfolio managers for Gruber & McBaine Capital Management, LLC. Gruber & McBaine Capital Management, LLC has discretionary investment power over the portfolio securities held by Lagunitas Partners, L.P. and Gruber & McBaine International, including the power to vote such securities. Jon D. Gruber has discretionary investment power over the F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 and the F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976. The address of each of Lagunitas Partners, L.P., Gruber & McBaine International, Jon D. Gruber, F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 is c/o Gruber & McBaine Capital Management, LLC, 50 Osgood Place, San Francisco, California 94133. The information contained in this table is derived from information provided by each of Lagunitas Partners, L.P., Gruber & McBaine International, Jon D. Gruber, F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975.

(5)
Consists of 448,000 shares owned by Lagunitas Partners, LP, 140,000 shares owned by Gruber & McBaine International, 80,000 shares owned by Jon D. Gruber, 16,000 shares owned by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and 16,000 shares owned by F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975. See note (4) above. Under a voting agreement entered into with Artisoft, each of the foregoing individuals and entities has agreed, in general, to vote on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock, as a single class, no more than the following shares of series B preferred stock: Lagunitas Partners, LP—305,088 shares, Gruber & McBaine International—95,340 shares; Jon D. Gruber—54,480 shares; F/B/O Lindsay Deroy Gruber Trust dated December 27, 1996—10,896 shares; and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975—10,896 shares.

(6)
Consists of: (i) 213,334 shares owned by Lagunitas Partners, LP, (ii) 66,667 shares owned by Gruber & McBaine International, (iii) 38,334 shares owned by Jon D. Gruber, (iv) 7,500 shares owned by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and (v) 7,500 shares owned by F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975.

(7)
Consists of an aggregate of 405,485 shares of common stock issuable either upon conversion of shares of series C preferred stock or upon exercise of warrants to purchase common stock over which Perkins Capital Management, Inc. has dispositive control. In general, the aggregate number of shares of common stock that a holder of series C preferred stock or common stock purchase warrants purchased in Artisoft's September 2003 financing may acquire upon conversion or exercise is limited to the extent necessary to ensure that, following such conversion or exercise, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion or exercise.

(8)
Consists of 447,000 shares over which Perkins Capital Management, Inc. has dispositive control. In general, the aggregate number of shares of common stock that a holder of series C preferred stock may acquire upon conversion is limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion.

(9)
Consists of an aggregate of 405,485 shares of common stock issuable either upon conversion of shares of series C preferred stock or upon exercise of warrants to purchase common stock over which Constable Advisors, LLC has voting and dispositive control. In the September 2003 financing, Constable Capital, LLC acquired 231,207 shares of series C preferred stock and warrants to purchase 231,207 shares of common stock and Constable Capital QP, LLC acquired 68,793 shares of series C preferred stock and warrants to purchase 68,793 shares of common stock. In general, the aggregate number of shares of common stock that a holder of series C preferred stock or common stock purchase warrants purchased in the September 2003 financing may acquire upon conversion or exercise is limited to the extent necessary to ensure that, following such conversion or exercise, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion or exercise.

(10)
Consists of (i) 231,207 shares owned by Constable Capital, LLC and (ii) 68,793 shares owned by Constable Capital QP, LLC. Constable Advisors, LLC is the managing member of each of Constable Capital, LLC and Constable Capital QP, LLC. In general, the aggregate number of shares of common stock that a holder of series C preferred stock may acquire upon conversion is limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion.

(11)
Consists of (i) 2,000 shares of common stock owned by Steven C. Zahnow, (ii) 100,000 shares of common stock owned by Zahnow Partners, LP, (iii) 32 shares of common stock owned by Mr. Zahnow's children, (iv) 20,000 shares of common stock owned by Pathfinders Ventures, LLC and (v) an aggregate of 269,896 shares of common stock issuable either upon conversion of shares of series C preferred stock or upon exercise of warrants to purchase common stock owned by Pathfinder Ventures II, L.L.C. In general, the aggregate number of shares of common stock that a holder of series C preferred stock or common stock purchase warrants purchased in the September 2003 financing may acquire upon conversion or exercise is limited to the extent necessary to ensure that, following such conversion or exercise, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion or exercise. Steven C. Zahnow is the managing member of Zahnow Group LLC, the general partner of Zahnow Partners, LP. Mr. Zahnow has voting and dispositive control over shares owned by Pathfinder Ventures L.L.C. Mr. Zahnow is a co-manager of RRS Ventures, LLC, the managing member of Pathfinder Ventures II, L.L.C. Mr. Zahnow was elected to Artisoft's board of directors in September 2003. The information contained in this table is derived from information provided by Steven C. Zahnow.

(12)
Consists of 1,400,000 shares owned by Pathfinder Ventures II, L.L.C. See note (11) above. In general, the aggregate number of shares of common stock that a holder of series C preferred stock may acquire upon conversion is limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by such holder or any affiliate thereof does not exceed 9.999% of the total number of issued and outstanding shares of common stock giving effect to such conversion.

(13)
S Squared Technology Corp. filed a Schedule 13G/A with the Securities and Exchange Commission on February 14, 2003. The information contained in this table is derived from that filing.

(14)
Includes 14,168 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(15)
Includes 67,687 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(16)
Includes 39,566 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(17)
Includes 6,668 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(18)
Consists of 333 shares owned by Michael Lewis and Kathryn Braun TR The Lewis Family Trust and 10,700 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(19)
Consists of 6,668 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(20)
Consists of 1,111 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(21)
In March 2003, Mr. O'Donnell resigned as Secretary and Chief Financial Officer.

(22)
In June 2003, Mr. Burningham resigned as Vice President of Sales.

(23)
Includes an aggregate of 146,568 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003 and an aggregate of 289,180 shares issuable upon the conversion of series C preferred stock or exercise of warrants to purchase common stock convertible or exercisable, as applicable, within 60 days of December 31, 2003.

Change in Control

        Summary.    In August and November 2001, Artisoft completed a series B preferred stock and common stock purchase warrant financing. In September 2002, Artisoft completed a common stock financing. In each of these financings, either a majority or all of the securities were purchased by affiliates of Austin W. Marxe and David M. Greenhouse.

        Following the 2001 financing, Messrs. Marxe and Greenhouse beneficially owned approximately 21.1% of our common stock and controlled the election of up to two members of our board of directors. Following the September 2002 financing, Messrs. Marxe and Greenhouse beneficially owned approximately 36.3% of our common stock and controlled the election of up to three members of our board of directors.

        In September 2003, we completed a series C preferred stock and common stock purchase warrant financing. Neither Messrs. Marxe and Greenhouse nor any of their affiliates purchased securities in our September 2003 financing. We completed the September 2003 financing following the authorization and approval of the financing by our stockholders at a special meeting held in September 2003. Affiliates of Messrs. Marxe and Greenhouse holding Artisoft securities beneficially owned by Messrs. Marxe and Greenhouse were parties to a voting agreement under which they agreed to vote all of their Artisoft securities to authorize and approve the financing.

        Following the September 2003 financing, due to the effects of the financing on the antidilution and purchase price adjustment terms applicable to the Artisoft securities beneficially held by Messrs. Marxe and Greenhouse, Messrs. Marxe and Greenhouse beneficially owned approximately 65.5% of our common stock and continued to control the election of up to three of our directors.

        Messrs. Marxe and Greenhouse's acquisition of beneficial ownership of Artisoft securities and additional director rights in our September 2002 financing and the increase in Messrs. Marxe and Greenhouse's beneficial ownership interest in Artisoft as a result of the effects of our September 2003 financing on the antidilution and purchase price protection terms applicable to Messrs. Marxe and Greenhouse's Artisoft securities may each individually, or both together, constitute a change in control of Artisoft. To our knowledge, no other entity or group possesses a similar degree of control over Artisoft. The extent of the control over Artisoft held by Messrs. Marxe and Greenhouse is described in further detail below.

        2001 Financing.    On August 8 and November 14, 2001, each of Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. participated in a financing of Artisoft in which these investors purchased an aggregate of 2,100,000 shares of our series B preferred stock and warrants to purchase an aggregate of 350,000 shares of our common stock at a per share exercise price equal to $22.50. Each of these investors is an affiliate of Messrs. Marxe and Greenhouse.

        Each outstanding share of our series B preferred stock may be voted on a basis equal to the number of shares of common stock into which it converts. Immediately following the 2001 financing, each share of series B preferred stock converted into approximately .1667 of a share of common stock. Assuming the conversion of all of the investors' shares of series B preferred stock into common stock and the exercise of all of the investors' warrants, immediately following the 2001 financing Austin W. Marxe and David M. Greenhouse held an aggregate beneficial ownership interest in our common stock of approximately 21.1%, consisting of, in the aggregate:

  •
  2,100,000 shares of our series B preferred stock, representing 75% of our outstanding shares of series B preferred stock and convertible into approximately 350,000 shares of our common stock; and

  •
  warrants to purchase 350,000 shares of our common stock at a per share purchase price equal to $22.50.

        In addition, pursuant to our certificate of incorporation, the holders of series B preferred stock have the right, as a class, to elect two directors to our board of directors. Under an agreement among Artisoft and the holders of the series B preferred stock, Special Situations Fund III, L.P. has the right to select the directors to be elected by the holders of the series B preferred stock.

        Effective as of August 28, 2002, the holders of our series B preferred stock elected Robert J. Majteles to our board of directors. Prior to the election of Mr. Majteles to our board of directors, the board of directors comprised five directors. As of August 28, 2002, our board of directors comprised six directors, including Mr. Majteles. Mr. Majteles is the managing member of Treehouse Capital, LLC, an investment firm. Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse pursuant to which Treehouse, through Mr. Majteles, provides certain management and financial advisory services for the funds on request. If Mr. Majteles' services are requested by the funds with respect to a particular portfolio investment, Treehouse is entitled to 10% of the funds' net gain or net loss on the investment during the term of the agreement, offset by certain fees that may be paid by the portfolio company to Treehouse or Mr. Majteles directly. Under the agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to shareholders of any company for which he serves as a member of the board of directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a member of our board of directors pursuant to this agreement.

        September 2002 Financing.    On September 27, 2002, we issued and sold an aggregate of 317,466 shares of our common stock at a per share cash purchase price of $6.30 to Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. To our knowledge, each of these investors is in the business of investing in equity and equity-related securities and used cash assets available to their businesses in order to purchase the shares of common stock acquired by them in the transaction. Under the purchase agreement with respect to this September 2002 financing, the investors received the right to designate a director (to be selected by Special Situations Fund III., L.P.) on Artisoft's board of directors, and we are required to use our best efforts to cause that designee to be elected to the board of directors.

        The issuance and sale of shares of common stock in the September 2002 financing resulted in antidilution adjustments to the series B preferred stock and the warrants issued in the 2001 financing. Immediately following the September 2002 financing each share of series B preferred stock was convertible into approximately .3968 of a share of common stock and accordingly was voted on a basis equal to approximately .3968 of a vote for each share of series B preferred stock. In addition, the per share exercise price of each warrant issued in the 2001 financing was reduced from $22.50 to $6.30.

        Following the September 2002 financing, affiliates of Messrs. Marxe and Greenhouse acquired an additional 404,171 shares of our common stock in open market purchases. Therefore, as of December 31, 2002 and assuming the conversion of all shares of series B preferred stock and the exercise of all of the warrants they beneficially own, Austin W. Marxe and David M. Greenhouse held an aggregate beneficial ownership interest in our common stock of approximately 45.9%, consisting of, in the aggregate:

  •
  721,637 shares of common stock, representing approximately 24.3% of our outstanding shares of common stock;

  •
  2,100,000 shares of our series B preferred stock, representing 75% of our outstanding shares of series B preferred stock and convertible into approximately 833,332 shares of our common stock; and

  •
  warrants to purchase 350,000 shares of our common stock at a per share purchase price equal to $6.30

        In addition, following the September 2002 financing Austin W. Marxe and David M. Greenhouse, through their affiliates have the right to elect the two directors which may be elected by the holders of the series B preferred stock and the right to designate an additional director, which Artisoft must use its best efforts to cause to be elected.

        September 2003 Financing.    On September 10, 2003, we issued and sold an aggregate of 2,627,002 shares of our series C preferred stock at a per share cash purchase price of $1.50 and warrants to purchase an aggregate of 2,627,002 shares of common stock at a per share purchase price of $1.88 to several investors, none of whom is affiliated with Messrs. Marxe and Greenhouse. We completed the September 2003 financing following the authorization and approval of the financing by our stockholders at a special meeting held on September 9, 2003. Affiliates of Messrs. Marxe and Greenhouse holding Artisoft securities beneficially owned by Messrs. Marxe and Greenhouse were parties to a voting agreement under which they agreed to vote all of their Artisoft securities to authorize and approve the financing.

        The issuance and sale of series C preferred stock in the September 2003 financing resulted in antidilution adjustments to the series B preferred stock and the warrants issued in the 2001 financing. It also required Artisoft to issue additional shares of common stock pursuant to the purchase price adjustment terms of the September 2002 financing. Following the issuance and sale of series C preferred stock, each share of series B preferred stock is now convertible into approximately 1.22 shares of common stock and may vote on a basis of approximately 1.22 votes for each share of series B preferred stock and the per share exercise price of the warrants issued in the 2001 financing has been reduced from $6.30 to $1.50. In addition, Artisoft issued to Special Situations Funds III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P., pro rata based upon their participation in the September 2002 financing, an aggregate of 660,328 shares of common stock pursuant to the purchase price adjustment terms of the September 2002 financing. Therefore, following the September 2003 financing and assuming the conversion of all shares of series B preferred stock and the exercise of all of the warrants they beneficially own, Austin W. Marxe and David M. Greenhouse, through their affiliates, held an aggregate beneficial ownership interest in our common stock of approximately 65.5%, consisting of, in the aggregate:

  •
  1,381,964 shares of common stock, representing approximately 37.9% of our outstanding shares of common stock;

  •
  2,100,000 shares of our series B preferred stock, representing 75% of our outstanding shares of series B preferred stock and convertible into approximately 2,566,661 shares of our common stock; and

  •
  warrants to purchase 350,000 shares of our common stock at a per share purchase price equal to $1.50

        In addition, Messrs. Marxe and Greenhouse retain control over the election of up to three of our directors and have exercised that control to have Robert J. Majteles elected a director by the holders of our series B preferred stock. On September 12, 2003, the holders of our series C preferred stock exercised their class voting rights to elect Steven C. Zahnow as a director. Therefore, our board of directors currently comprises seven directors, including Mr. Majteles, with Messrs. Marxe and Greenhouse controlling the election of up to two additional directors.

APPROVAL OF 2004 STOCK INCENTIVE PLAN

        In January 2004, our board of directors adopted, subject to stockholder approval, the 2004 Stock Incentive Plan. Up to 2,000,000 shares of common stock, plus an annual increase in the number of shares of common stock each year of the ten-year plan term, may be issued pursuant to awards granted under the plan. The annual increase in the number of shares of common stock that may be issued under the plan will be effective July 1 of each year during the ten-year plan term and will be equal to the lesser of:

  •
  150,000 shares of common stock;

  •
  1.5% of the outstanding shares of common stock on such date; and

  •
  an amount determined by our board of directors.

        The number of shares of common stock issuable under the plan, including the annual increase, is subject to adjustment in the event of stock splits and other similar events.

        As of the record date, January 16, 2004, we had outstanding 3,823,352 shares of common stock. In addition, we had outstanding 2,800,000 shares of series B preferred stock which are convertible into 3,422,214 shares of common stock and 2,560,335 shares of series C preferred stock which are convertible into 1,347,285 shares of common stock. Therefore, assuming the conversion of all of our outstanding series B and series C preferred stock and the exercise of all of our outstanding warrants, the 2,000,000 shares of common stock authorized for issuance under the 2004 Stock Incentive Plan represents approximately 23.3% of our outstanding common stock.

        The 2004 Stock Incentive Plan is designed to replace our 1994 Stock Incentive Plan. As of December 31, 2003, options to purchase 357,978 shares of common stock were outstanding under our 1994 Stock Incentive Plan. If the 2004 Stock Incentive Plan is approved by our stockholders at the special meeting, all then-outstanding awards granted under the 1994 Stock Incentive Plan will remain in effect, but no additional awards may be made under that plan.

        Our board of directors believes that the future success of Artisoft depends, in large part, upon the ability of Artisoft to maintain a competitive position in attracting, retaining and motivating our personnel. The purpose of the 2004 Stock Incentive Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate our personnel by providing them with equity ownership opportunities and thereby better aligning their interests with those of our stockholders.

        Our board of directors believes approval of the 2004 Stock Incentive Plan is in the best interests of Artisoft and its stockholders and recommends a vote "FOR" the approval of the 2004 Stock Incentive Plan and the reservation of 2,000,000 shares of common stock for issuance under that plan, plus an additional number of shares of our common stock, not greater than 150,000 shares per year, for issuance under that plan each year of the ten-year plan term.

Description of the 2004 Stock Incentive Plan

        The following is a brief summary of the 2004 Stock Incentive Plan, a copy of which is attached as Appendix A to the electronic copy of the initial filing of this proxy statement with the Securities and Exchange Commission and may be accessed from the Securities and Exchange Commission's Internet home page (www.sec.gov). In addition, a copy of the 2004 Stock Incentive Plan may be obtained from our corporate secretary. The following summary is qualified in its entirety by reference to the 2004 Stock Incentive Plan.

        Number of Shares under the 2004 Stock Incentive Plan.    Subject to adjustment in the event of stock splits and other similar events and subject to the limitation described in the paragraph below, 2,000,000 shares of common stock, plus an annual increase in the number of shares of common stock each year in the ten-year plan term, may be issued pursuant to awards under the 2004 Stock Incentive Plan. The annual increase in the number of shares of common stock that may be issued under the plan will be effective July 1 of each year during the ten-year plan term and will be equal to the lesser of:

  •
  150,000 shares of common stock:

  •
  1.5% of the outstanding shares of common stock on such date; and

  •
  an amount determined by our board of directors.

        The number of shares of common stock issuable under the plan, including the annual increase, is subject to adjustment in the event of stock splits and other similar events.

        The number of shares available under the 2004 Stock Incentive Plan, in addition to any other increases proposed by our board of directors in the number of shares available for issuance under all of our other employee or director stock plans, may not be increased to exceed 30% of the outstanding shares of common stock, assuming conversion into common stock of all outstanding shares of our convertible preferred stock, on July 1 of the applicable year.

        Types of Awards.    The 2004 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options and restricted stock awards.

        Incentive Stock Options and Nonstatutory Stock Options.    Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of our common stock on the date of grant; provided, however, that the exercise price of an option may not be less than 85% of the fair market value of our common stock, as determined by our board of directors, at the time the option is granted. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 2004 Stock Incentive Plan permits the following forms of payment of the exercise price of options, to the extent permitted by applicable law: (1) payment by cash, check or in connection with a "cashless exercise" through a broker, (2) surrender to Artisoft of shares of common stock, (3) delivery to Artisoft of a promissory note, (4) any other lawful means, or (5) any combination of these forms of payment.

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of Artisoft to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. No more than 40,000 shares of common stock, subject to adjustment in the event of stock splits and other similar events, may be issued pursuant to restricted stock awards under the 2004 Stock Incentive Plan.

        Eligibility to Receive Awards.    Employees, officers, directors, consultants and advisors of Artisoft and its subsidiaries are eligible to be granted awards under the 2004 Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to employees of Artisoft and its subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 2004 Stock Incentive Plan may not exceed 500,000 shares, subject to adjustment in the event of stock splits and other similar events, per calendar year.

        Plan Benefits.    As of December 31, 2003, approximately 18 persons were eligible to receive awards under the 2004 Stock Incentive Plan, including our three executive officers and six non-employee directors. The granting of awards under the 2004 Stock Incentive Plan is discretionary. Except to the extent described in the following table, we cannot now determine the number or type of awards we will grant in the future to any particular person or group.

New Plan Benefits

        Our board of directors has not yet made any awards under the 2004 Stock Incentive Plan. If the 2004 Stock Incentive Plan is approved by our stockholders at the special meeting, the board of directors has already allocated up to a total of approximately 400,000 shares of the common stock issuable under the plan towards specific awards of stock options to our non-executive officer employees. Our board of directors has not yet made specific determinations as to awards to be granted to our executive officers and directors under the plan. All option awards to our non-executive officer employees described in the table below will be granted with an exercise price equal to the fair market value of our common stock on the date of grant, will have a term of ten years and will vest in accordance with the following schedule: 25% one year after the grant date, with the remaining 75% vesting in equal monthly installments over the succeeding 36 months. All of these intended option grants will be incentive stock options, to the extent permitted by applicable laws.

2004 Stock Incentive Plan
Name and Position	Dollar Value ($)	Number Of Units
Steven G. Manson	(1)	(1)
Christopher Brookins	(1)	(1)
Paul Gregory Burningham (2)	—	—
Michael J. O'Donnell (3)	—	—
Executive Group	(1)	(1)
Non-Executive Director Group	(4)	(4)
Non-Executive Officer Employee Group	(5)	up to 400,000 (5)

(1)
The granting of awards is discretionary, and we cannot now determine the number or type of awards we will grant in the future to our executive officers. In the event the 2004 Stock Incentive Plan is approved by our stockholders at the special meeting, we expect that from time to time, in our discretion, we will grant equity awards to our executive officers under the plan under such terms consistent with the plan as we deem appropriate at the time of those grants.

(2)
Mr. Burningham resigned as our Vice President of Sales in June 2003.

(3)
Mr. O'Donnell resigned as our Chief Financial Officer in March 2003.

(4)
The granting of awards is discretionary, and we cannot now determine the number or type of awards we will grant in the future to our non-executive directors. In the event the 2004 Stock Incentive Plan is approved by our stockholders at the special meeting, we expect that from time to time, in our discretion, we will grant equity awards to our non-executive directors under the plan under such terms consistent with the plan as we deem appropriate at the time of those grants.

(5)
All of these options will be granted with an exercise price equal to the fair market value of our common stock on the date of grant.

                                    , 2004, the last reported sale price of our common stock on the OTC Bulletin Board was $                        .

        Administration.    The 2004 Stock Incentive Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2004 Stock Incentive Plan and to interpret the provisions of the 2004 Stock Incentive Plan. Pursuant to the terms of the plan, our board of directors may delegate authority under the plan to one or more committees or subcommittees of our board of directors and to one or more executive officers of Artisoft. The compensation committee of our board of directors has been delegated this authority.

        Subject to any applicable limitations contained in the 2004 Stock Incentive Plan and any applicable delegation by the board of directors, our board of directors selects the recipients of awards and determines (1) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (2) the exercise price of options (which may not be less than 85% of fair market value of our common stock), (3) the duration of options (which may not exceed 10 years) and (4) the number of shares of common stock subject to any restricted stock awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

        The 2004 Stock Incentive Plan also contains provisions addressing the consequences of any "reorganization event," which is defined as (1) any merger or consolidation of Artisoft with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, (2) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (3) a liquidation or dissolution of Artisoft. Upon the occurrence of a reorganization event our board of directors may elect to take one or more of the following actions:

  •
  provide that all outstanding options be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation or one of its affiliates;

  •
  provide that all then unexercised options will become exercisable in full as of the specified time prior to the reorganization event and will terminate immediately prior to completion of such event; and

  •
  in the event of a reorganization event under the terms of which holders of common stock receive cash consideration, provide that each outstanding option will receive, in exchange therefor, a cash payment equal to the positive difference of the cash consideration being paid in the reorganization event minus the exercise price of the option.

        Upon the occurrence of a reorganization event, the repurchase and other rights of Artisoft under each outstanding restricted stock award will inure to the benefit of the acquiring or succeeding corporation.

        If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by the award will again be available for grant under the 2004 Stock Incentive Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

        Amendment or Termination.    No award may be made under the 2004 Stock Incentive Plan after January 1, 2014, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 2004 Stock Incentive Plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by our board of directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by our stockholders.

        If our stockholders do not approve the adoption of the 2004 Stock Incentive Plan, the 2004 Stock Incentive Plan will not go into effect, and we will not grant any awards under the 2004 Stock Incentive Plan. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of the needs of Artisoft.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to awards granted under the 2004 Stock Incentive Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

        Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Artisoft or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Restricted Stock.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant.

If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to Artisoft.    There will be no tax consequences to Artisoft except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans. In accordance with the rules of the Securities and Exchange Commission, the information in the table is presented as of June 30, 2003, the end of our most recently completed fiscal year.

        The following table does not include information regarding our 2004 Employee Stock Purchase Plan, approved by our board of directors in October 2003 and our stockholders in November 2003 or our 2004 Stock Incentive Plan, approved by our board of directors in January 2004. A total of 250,000 shares of our common stock are authorized for issuance under our 2004 Employee Stock Purchase Plan. As of the date of this proxy statement our prior employee stock purchase plan has terminated, and no additional shares may be issued under that plan. As discussed elsewhere in this proxy statement, we are seeking stockholder approval at the special meeting of our 2004 Stock Incentive Plan. As of the date of this proxy statement, we have not granted any options or other awards under the 2004 Stock Incentive Plan. If our 2004 Stock Incentive Plan is approved at the special meeting, we may no longer grant awards under our 1994 Stock Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	364,575	(1)	$29.12 per share	384,223	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	364,575		—	384,223

(1)
Consists of outstanding options to purchase 362,208 shares under the 1994 Stock Incentive Plan and 2,367 shares under the 1991 Director Option Plan.

(2)
Includes 70,602 shares issuable under Artisoft's prior employee stock purchase plan, of which 18,455 were issued in connection with the offering period ended December 31, 2003. Also includes 313,621shares issuable under Artisoft's 1994 Stock Incentive Plan. Under the 1994 Plan, the number of shares issuable is automatically increased every January 1 by an amount equal to 1.5% of the outstanding shares of our common stock on such date; provided, however, that, in no event may the aggregate number of restricted shares and deferred shares available for grants and awards under the 1994 Plan exceed 200,000. In addition to being available for future issuance upon exercise of options that may be granted after June 30, 2003, 313,621shares under the 1994 Stock Incentive Plan may instead be issued in the form of restricted shares, deferred shares, stock appreciation rights, performance shares or other equity based awards; provided, however, that in no event shall the number of common shares covered by grants and awards to any one individual participating in the 1994 Plan exceed 500,000 shares per fiscal year or 1,500,000 shares over the term of the 1994 Plan

INFORMATION ABOUT EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

        The following table sets forth information with respect to the compensation, for the last three fiscal years, of our Chief Executive Officer and each person who served as an executive officer of Artisoft during the fiscal year ended June 30, 2003 and whose total annual salary and bonus exceeded $100,000 during the fiscal year ended June 30, 2003.

        In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not, unless otherwise noted, include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other personal benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for each of the individuals shown in the table.

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)		Securities Underlying Options (Shares)(#)	All Other Compensation($)
Steven G. Manson President and Chief Executive Officer	2003 2002 2001	210,375 210,861 208,491	— — 10,389		10,000 16,666 40,833	5,407 3,772 4,718	(1) (1) (1)
Christopher Brookins Vice President of Development Chief Technology Officer	2003 2002 2001	166,699 166,575 159,734	— — 4,290		10,000 6,250 15,416	4,081 3,879 3,537	(2) (2) (2)
Paul Gregory Burningham(3) Vice President of Sales	2003 2002 2001	135,200 135,343 129,922	54,447 37,935 3,518	(4) (4)	5,833 8,333 6,250	195,795 2,047 4,604	(5) (5) (5)
Michael J. O'Donnell(6) Chief Financial Officer	2003 2002 2001	111,997 152,923 64,615	— — —		2,500 8,333 8,333	207,789 12,166 1,902	(7) (7) (7)

(1)
For the fiscal year ended June 20, 2003, consists of $4,600 for contributions by Artisoft under our 401(k) plan and $807of life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2002, consists of $2,965 for contributions by Artisoft under our 401(k) plan and $807 of life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2001, consists of $3,885 for contributions by Artisoft under our 401(k) plan and $833 of life insurance premiums paid by Artisoft.

(2)
For the fiscal year ended June 20, 2003, consists of $3,676 for contributions by Artisoft under our 401(k) plan and $405 of life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2002, consists of $3,475 for contributions by Artisoft under our 401(k) plan and $404 of life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2001, consists of $3,335 for contributions by Artisoft under our 401(k) plan and $202 for life insurance premiums paid by Artisoft.

(3)
Mr. Burningham served as Vice President of Business Development from February 2000 until his appointment as Vice President of Sales in September 2001. Mr. Burningham resigned as our Vice President of Sales in June 2003.

(4)
Represents sales-based performance bonuses based on achievement of predetermined revenue targets.

(5)
For the fiscal year ended June 20, 2003, consists of $195,200 in severance payments by Artisoft and $595 of life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2002, consists of $1,452 for contributions by Artisoft under our 401(k) plan and $595 of life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2001, consists of $4,153 for contributions by Artisoft under our 401(k) plan and $451 for life insurance premiums paid by Artisoft.

(6)
Mr. O'Donnell joined Artisoft as its Chief Financial Officer in January 2001 and resigned as our Chief Financial Officer in March 2003.

(7)
For the fiscal year ended June 20, 2003, consists of $12,214 in consulting fees paid by Artisoft following Mr. O'Donnell's resignation from Artisoft in March 2003, $185,053 in severance payments by Artisoft, $2,441 for contributions by Artisoft under our 401(k) plan and $8,081 of life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2002, consists of $4,580 for matching contributions under Artisoft's 401(k) plan and $7,586 for life insurance premiums paid by Artisoft. For the fiscal year ended June 30, 2001, consists of $1,212 for matching contributions by Artisoft under our 401(k) plan and $690 for life insurance premiums paid by Artisoft.

Option Grants In Last Fiscal Year

        The following table sets forth information concerning individual grants of options to purchase our common stock made during the fiscal year ended June 30, 2003 to those executive officers named in the table set forth under the heading "Summary Compensation Table" above. Each option has a term of ten years, has a per share exercise price equal to the per share fair market value of our common stock on the option grant date and vests as to 25% one year after the grant date, with the remaining 75% vesting in equal monthly installments over the succeeding 36 months. We granted options to purchase an aggregate of up to 90,996 shares of our common stock to our employees, including the officers listed in the table below, during the fiscal year ended June 30, 2003.

        Amounts described in the following table under the heading "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend upon the future performance of Artisoft's common stock and the date on which the options are exercised.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Individual Grants
	Number of Securities Underlying Options Granted (#)
Name		Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/share)	Expiration Date
					5%($)	10%($)
Steven G. Manson	10,000	12	3.00	11/14/2012	18,967	47,812
Christopher Brookins	10,000	12	3.00	11/14/2012	18,967	47,812
Paul Gregory Burningham	5,833	7	3.00	11/13/2012	11,005	27,889
Michael J. O'Donnell	2,500	3	3.00	11/14/2012	4,717	11,953

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information regarding stock options exercised during the fiscal year ended June 30, 2003 and the number and value of unexercised stock options held as of June 30, 2003 by each of the executive officers identified in the table set forth under the heading "Summary Compensation Table" above. In the following table, amounts set forth under the heading "Value of Unexercised In-the-Money Options at Fiscal Year End" are calculated based upon a per share option value determined by subtracting the option exercise price from $1.70, the per share closing sale price of Artisoft's common stock on June 27, 2003, as reported on the NASDAQ SmallCap Market (the principal market on which our common stock was traded on that date).

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable($)
Steven G. Manson	—	—	54,287 / 34,423	0 / 0
Christopher Brookins	—	—	32,137 / 19,528	0 / 0
Paul Gregory Burningham	—	—	28,748 / 0	0 / 0
Michael J. O'Donnell	—	—	— / —	0 / 0

Compensation of Directors

        Directors who are not employees of Artisoft receive a $10,000 annual retainer. All directors receive an additional $2,000 annual retainer for each committee of the board of directors on which they serve as a Chairman, plus $1,000 per board meeting attended and $700 per committee meeting attended ($400 for telephonic board or committee meetings). In addition to the director fees, a non-employee Chairman of the Board receives cash compensation of $50,000 per year.

        Pursuant to our1994 Stock Incentive Plan, directors who are not employees of Artisoft automatically receive options to purchase Artisoft's common stock as follows:

  •
  upon his or her initial election as a director, each non-employee director will receive an option to purchase 3,333 shares of our common stock;

  •
  on the date of each annual meeting of our stockholders, each non-employee director who has served as a director for at least six months will receive an option to purchase 2,500 shares of our common stock;

  •
  upon his or her initial appointment as chairman of our board, each non-employee director will receive an option to purchase 2,500 shares of our common stock; and

  •
  on the date of the first meeting of our board of directors following each annual meeting of our stockholders, each non-employee director who has served as chairman of the board for at least six months will receive an option to purchase 2,500 shares of our common stock.

        Options granted to directors, including the Chairman of the Board, vest over a three-year period unless a change in control of Artisoft occurs, in which case they become 100% vested and exercisable. The option exercise price is equal to the fair market value of our common stock on the date of grant.

        Directors are eligible to receive awards under our 2004 Stock Incentive Plan, however, the plan does not provide for the automatic grant of stock options to our non-employee directors. If the 2004 Stock Incentive Plan is approved by our stockholders at the special meeting, the automatic stock option awards to our non-employee directors under the 1994 Stock Incentive Plan will cease. In that event, we expect that from time to time, in our discretion, we will grant equity awards to our non-employee directors under the 2004 Stock Incentive Plan under such terms consistent with the plan as we deem appropriate at the time of those grants.

        All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings. Directors who are employees of Artisoft do not receive compensation for service on the board or committees of the board other than their compensation as employees.

Change in Control and Severance Agreements

        We have change in control agreements with:

  •
  Steven G. Manson, our President and Chief Executive Offer;

  •
  Christopher Brookins, our Vice President of Development and Chief Technology Officer;

  •
  Paul Gregory Burningham, our former Vice President of Sales; and

  •
  Michael J. O'Donnell, our former Chief Financial Officer.

        The agreements provide that in the event of a change in control of Artisoft and a termination of the executive's employment within two years of the change in control either without cause or by the executive for "good reason," such as a reduction in duties and responsibilities:

  •
  all of the executive's unvested options vest and become exercisable in full; and

  •
  we will pay executives other than the Chief Executive Officer a lump sum equal to one year's base salary plus bonus and we will pay the Chief Executive Officer a lump sum equal to two years' base salary plus bonus.

        In addition, executives other than the Chief Executive Officer will be entitled to other employee benefits that they would otherwise have received for a one-year period after the termination of employment. In the case of the Chief Executive Officer, he will be entitled to other employee benefits for a two-year period after the termination of employment.

        Austin W. Marxe and David M. Greenhouse have advised us that in October 2002 one of their affiliates purchased shares of our common stock on the open market. This acquisition of common stock on the open market by a stockholder with their ownership interest in Artisoft falls within the definition of "change in control" for the purpose of the change in control agreements. Therefore, each of the executives named above will receive benefits under its change in control agreement in the event his employment at Artisoft is terminated prior to October 2004 either without cause or by the executive for good reason.

        Mr. Burningham's employment at Artisoft ceased in June 2003, at which time Artisoft and Mr. Burningham entered into a severance and general release agreement, which provided for the payment by Artisoft of all of the benefits described above under his change in control agreement. In addition, Mr. Burninghams's severance and general release agreement provided for a lump sum payment of $9,000, representing the difference between the Mr. Burningham's projected actual fiscal year 2003 bonus/commission and the annualized target fiscal year 2003 bonus/commission.

        Mr. O'Donnell's employment at Artisoft ceased in March 2003. Mr. O'Donnell is receiving all of the benefits described above under his change in control agreement.

        In addition, Artisoft has entered into a severance agreement with its Chief Executive Officer providing that, in the event his employment is terminated without cause, he will have the option of receiving a lump sum payment equal to six months base salary or a salary continuation for the earlier of nine months from the date of termination or until the date he has obtained other full-time employment. The severance payment or salary continuation under this agreement is in addition to the benefits under the Chief Executive Officer's change in control agreement described in the preceding paragraphs.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended June 30, 2003, Francis E. Girard and Kathryn B. Lewis served as members of the compensation committee of the board of directors of Artisoft. Neither member was at any time during the fiscal year ended June 30, 2003, or formerly, an officer or employee of Artisoft or any of its subsidiaries. No executive officer of Artisoft is a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of Artisoft's board of directors.

        Our board of directors hopes that stockholders will attend the special meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope or follow the instructions provided for voting by phone or via the Internet, if applicable. Prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxy cards or voted by phone or the Internet.

By Order of the Board of Directors
Duncan G. Perry Secretary

January            , 2004

Appendix A

ARTISOFT, INC.
2004 Stock Incentive Plan

1.
Purpose

        The purpose of this 2004 Stock Incentive Plan (the "Plan") of Artisoft, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

        The Plan is designed to replace the Company's 1994 Stock Incentive Plan, and upon the approval of the Plan by the Company's stockholders, no further awards may be made under the Company's 1994 Stock Incentive Plan.

2.
Eligibility

        All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options or restricted stock awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3.
Administration and Delegation

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) of the Plan to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officers.

        (c)    Delegation to Executive Officers.    To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including, without limitation, the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.
Stock Available for Awards

        (a)    Number of Shares.    Subject to adjustment under Section 7 of the Plan, Awards may be made under the Plan for up to the number of shares of common stock, $0.01 par value per share, of the Company ("Common Stock") that is equal to the sum of:

            (1)   2,000,000 shares of Common Stock; plus

            (2)   an annual increase to be added on July 1 of each year during the period beginning on July 1, 2004 and ending on July 2, 2013 equal to the lesser of (i) 150,000 shares of Common Stock, (ii) 1.5% of the outstanding shares on such date and (iii) an amount determined by the Board.

        Notwithstanding clause (2) above, in no event shall the number of shares available under this Plan be increased as set forth in clause (2) to the extent such increase, in addition to any other increases proposed by the Board in the number of shares available for issuance under all other employee or director stock plans, would result in the total number of shares then available for issuance under all employee and director stock plans exceeding 30% of the outstanding shares of Common Stock, assuming conversion into Common Stock of all outstanding shares of the Company's convertible preferred stock, on July 1 of the applicable year.

        If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including, without limitation, as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b)    Per-Participant Limit.    Subject to adjustment under Section 7 of the Plan, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.
Stock Options

        (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including, without limitation, conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of Artisoft, Inc., any of Artisoft, Inc.'s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

        (c)    Exercise Price.    The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 85% of the fair market value of the Common Stock, as determined by (or in a manner approved by) the Board in good faith (the "Fair Market Value"), at the time the Option is granted.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

        (e)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including, without limitation, electronic notice) approved by the Board together with payment in full as specified in Section 5(f) of the Plan for the number of shares for which the Option is exercised.

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall, unless otherwise prohibited by applicable law, be paid for as follows:

            (1)   in cash or by check, payable to the order of the Company;

            (2)   except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

            (3)   when the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

            (4)   to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

            (5)   by any combination of the above permitted forms of payment.

        (g)    Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2 of the Plan.

6.
Restricted Stock

        (a)    Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award

(each, a "Restricted Stock Award"). Subject to adjustment under Section 7 of the Plan, Restricted Stock Awards may be made under the Plan for no more than 40,000 shares of Common Stock.

        (b)    Terms and Conditions.    The Board shall determine the terms and conditions of any such Restricted Stock Award, including, without limitation, the conditions for repurchase (or forfeiture) and the issue price, if any.

        (c)    Stock Certificates.    Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.
Adjustments for Changes in Common Stock and Certain Other Events

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan under Section 4(a) of the Plan (including, without limitation, the share numbers relating to annual increases pursuant to Section 4(a)(2) of the Plan), (ii) the per-Participant limit set forth in Section 4(b) of the Plan, (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the limit on the aggregate number of shares which may be made subject to Restricted Stock Awards set forth in Section 6(a) of the Plan, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(b) of the Plan also applies to any event, Section 7(b) shall be applicable to such event, and this Section 7(a) shall not be applicable.

        (b)    Reorganization Events

        (1)    Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) a liquidation or dissolution of the Company.

        (2)    Consequences of a Reorganization Event on Options.    Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall in its discretion, take any one or more of the following actions with respect to outstanding Options:

            (a)   provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event;

            (b)   upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; and

            (c)   in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price for the Common Stock subject to the applicable Options multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

        If any Option provides that it may be exercised for shares of Common Stock which remain subject to a repurchase right in favor of the Company, upon the occurrence of a Reorganization Event, any shares of restricted stock received upon exercise of such Option shall be treated in accordance with Section 7(b)(3) as if they were a Restricted Stock Award.

        (3)    Consequences of a Reorganization Event on Restricted Stock Awards.    Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.
General Provisions Applicable to Awards

        (a)    Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

        (e)    Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including, without limitation, shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including, without limitation, payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f)    Amendment of Award.    The Board may amend, modify or terminate any outstanding Award, including, without limitation, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including, without limitation, any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        (i)    Deferred Delivery of Shares Issuable Pursuant to an Award.    The Board may, at the time any Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place.

9.
Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including, without limitation, the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by Section 162(m) (including, without limitation, the vote required under Section 162(m)).

        (e)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                      Adopted by the Board on January 1, 2004
                      Approved by the Company's
                      Stockholders on

Appendix B

        Preliminary Copy
Filed on January 22, 2004

ARTISOFT, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Special Meeting of Stockholders

The undersigned, having received notice of the special meeting and the board of directors' proxy statement therefor and revoking all prior proxies, hereby appoints Michael P. Downey, Steven G. Manson and Duncan G. Perry, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote in respect of all shares of capital stock of Artisoft which the undersigned may be entitled to vote, at the special meeting of stockholders of Artisoft to be held on                        , 2004 and at any adjournment or adjournments of the meeting as designated in this proxy upon the matter referred to on the reverse side of this proxy and as described in the proxy statement for the meeting and, in their discretion, upon any matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL LISTED ON THIS PROXY.

TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Internet and Telephone Voting Instructions

You can vote by telephone or Internet. Available 24 Hours a day 7 days a week.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

	To vote using the Telephone (within U.S. and Canada)		To vote using the Internet		To vote by Mail
•	Call toll free 1-888-628-0609 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY	•	Mark, sign and date the proxy card.
		•	Enter the information requested on your computer screen and follow the simple instructions.	•	Return the proxy card in the postage-paid envelope provided.
•	Enter the Holder Account Number (excluding the letter "C") and Proxy Access Number located below.
•	Follow the simple recorded instructions.
Option 1:	To vote as the Board of Directors recommends on ALL proposals: Press 1.
When asked, please confirm your vote by pressing 1.
Option 2:	If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.
HOLDER ACCOUNT NUMBER		PROXY ACCESS NUMBER

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., CST, on                        , 2004.

THANK YOU FOR VOTING

[ARTISOFT LOGO]

[ ] Mark this box with an X if you have made
changes to your name or address details above.

Special Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR
INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE PROPOSALS LISTED BELOW. To vote in accordance with this recommendation, just sign this proxy; no boxes need to be checked. Unless marked otherwise, this proxy will be voted in accordance with the recommendation of the Board of Directors.

A Proposal

	For	Against	Abstain
Approval of Artisoft's 2004 Stock Incentive Plan and the authorization of an initial 2,000,000 shares of Artisoft's common stock for issuance under that plan, plus an additional number of shares of Artisoft's common stock, not greater than 150,000 shares per year, for issuance under that plan each year of the ten-year plan term;	[ ]	[ ]	[ ]

B Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears on this proxy, and should be returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full name thereof by an authorized officer, who should state his or her title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

QuickLinks

TABLE OF CONTENTS
INFORMATION ABOUT SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
APPROVAL OF 2004 STOCK INCENTIVE PLAN
INFORMATION ABOUT EXECUTIVE COMPENSATION AND OTHER MATTERS
  Appendix A
  Appendix B